CONFIRMING STATEMENT

This Statement confirms that the undersigned, Douglas Von Allmen, has authorized and designated Paul Fasciano to execute and file on the undersigned’s behalf: (1) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned (including his affiliates) to make electronic filings with the U.S. Securities and Exchange Commission (the “SEC”) of reports required by the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC; and (2) all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned (including his affiliates) may be required to file with the SEC as a result of the undersigned’s ownership of or transactions in securities of Liquid Holdings Group, Inc. The authority of Paul Fasciano under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his ownership of or transactions in securities of Liquid Holdings Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that Paul Fasciano is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

Date: July 18, 2013	/s/ Douglas Von Allmen
Douglas Von Allmen

CONFIRMING STATEMENT

This Statement confirms that the undersigned, Linda Von Allmen, has authorized and designated Paul Fasciano to execute and file on the undersigned’s behalf: (1) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned (including her affiliates) to make electronic filings with the U.S. Securities and Exchange Commission (the “SEC”) of reports required by the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC; and (2) all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned (including her affiliates) may be required to file with the SEC as a result of the undersigned’s ownership of or transactions in securities of Liquid Holdings Group, Inc. The authority of Paul Fasciano under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to her ownership of or transactions in securities of Liquid Holdings Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that Paul Fasciano is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

Date: July 18, 2013	/s/ Linda Von Allmen
Linda Von Allmen